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EXHIBIT 4.1
                             JOINT FILING AGREEMENT
                             ----------------------

     The undersigned hereby agree that the Statement on Schedule 13D to which this Agreement is attached, relating to shares of Common Stock, par value $.001 per share, of UC Television Network Corp., and any amendments to such Statement, will be filed on behalf of each of the undersigned.

     Agreed this 5th day of May, 1997.


                              U-C HOLDINGS, L.L.C.

                              By:  Willis Stein & Partners, L.P.
                                   Its Managing Member

                              By:  Willis Stein & Partners, L.L.C.
                                   Its General Partner

                              By:     /s/ Avy H. Stein
                                 ----------------------------------------
                                           Avy H. Stein
                                           Its Manager


                                      /s/ John r. Willis
                                 ----------------------------------------
                                 John R. Willis


                                      /s/ Avy H. Stein
                                 ----------------------------------------
                                 Avy H. Stein


                                      /s/ Beth F. Johnston
                                 ----------------------------------------
                                 Beth F. Johnston


                                      /s/ Daniel M. Gill
                                 ----------------------------------------
                                 Daniel M. Gill


                                      /s/ Daniel H. Blumenthal
                                 ----------------------------------------
                                 Daniel H. Blumenthal